Seward & Kissel LLP
                               901 K Street, N.W.
                                   Suite 800
                              Washington, DC 20001

                           Telephone: (202) 737-8833
                           Facsimile: (202) 737-5184

                                                     December 11, 2012

VIA EDGAR
---------

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

                 Re:      AllianceBernstein Cap Fund, Inc.
                          - AllianceBernstein Select US Long/Short Portfolio File Nos. 2-29901 and 811-01716
                          ------------------------------------------------------

Dear Sir or Madam:

      Attached herewith please find Post-Effective Amendment No. 130 under the Securities Act of 1933 (the "1933 Act") and Amendment No. 109 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of AllianceBernstein Cap Fund, Inc. - AllianceBernstein Select US Long/Short Portfolio (the "Amendment"). The Amendment is filed pursuant to paragraph (b) of Rule 485 under the 1933 Act and is marked to show changes in accordance with Rule 310 of Regulation S-T.

      Please direct any comments or questions to Kathleen K. Clarke or the undersigned at (202) 737-8833.

                                                     Sincerely,

                                                     /s/ Joanne Skerrett
                                                     -------------------
                                                         Joanne Skerrett

Attachment

cc:      Kathleen K. Clarke